RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                as Purchaser,

                                     and

                       RESIDENTIAL FUNDING CORPORATION

                                  as Seller









                         HOME LOAN PURCHASE AGREEMENT

                          Dated as of June 26, 1998

                               TABLE OF CONTENTS
                                                                          Page

                             ARTICLE IDEFINITIONS

      Section 1.1.      Definitions..........................................1

             ARTICLE IISALE OF HOME LOANS AND RELATED PROVISIONS

      Section 2.1.      Sale of Home Loans...................................2

      Section 2.2.      Payment of Purchase Price............................4

        ARTICLE IIIREPRESENTATIONS AND WARRANTIES;REMEDIES FOR BREACH

      Section 3.1.      Seller Representations and Warranties................4

                         ARTICLE IVSELLER'S COVENANTS

      Section 4.1.      Covenants of the Seller.............................11

                              ARTICLE VSERVICING

      Section 5.1.      Servicing...........................................11

       ARTICLE VIINDEMNIFICATION BY THE SELLERWITH RESPECT TO THE HOME
                                    LOANS

      Section 6.1.      Indemnification With Respect to the Home Loans......12

      Section 6.2.      Limitation on Liability of the Seller...............12

                            ARTICLE VIITERMINATION

      Section 7.1.      Termination.........................................12

                     ARTICLE VIIIMISCELLANEOUS PROVISIONS

      Section 8.1.      Amendment...........................................12

      Section 8.2.      GOVERNING LAW.......................................13

      Section 8.3.      Notices.............................................13

      Section 8.4.      Severability of Provisions..........................13

                                                                          Page

      Section 8.5.      Relationship of Parties.............................13

      Section 8.6.      Counterparts........................................13

      Section 8.7.      Further Agreements..................................14

      Section 8.8.      Intention of the Parties............................14

      Section 8.9.      Successors and Assigns; Assignment of This Agreement14

      Section 8.10.     Survival............................................14


Exhibits

Exhibit 1         Home Loan Schedule

            This HOME LOAN PURCHASE AGREEMENT (this "Agreement" or "Home Loan Purchase Agreement"), dated as of June 26, 1998, is made between Residential Funding Corporation (the "Seller") and Residential Funding Mortgage Securities II, Inc. (the
"Purchaser").

                             W I T N E S S E T H :

            WHEREAS, the Seller owns Home Loans and the Related Documents for the Home Loans indicated on the Home Loan Schedule attached as Exhibit 1 hereto (collectively, the "Home Loans"), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Home Loans;

            WHEREAS, the parties hereto desire that the Seller sell the Home Loans to the Purchaser pursuant to the terms of this Agreement together with the Related Documents on the Closing Date;

            WHEREAS, pursuant to the Grantor Trust Agreement, the Depositor will transfer the Home Loans and all of its rights and remedies under this Agreement to the Grantor Trustee in trust for the benefit of the Holder of the Grantor Trust Certificate, together with the Related Documents on the Closing Date, in exchange for the Grantor Trust Certificate;

     WHEREAS, the Depositor will sell the Grantor Trust Certificate to the Issuer on the Closing Date;

     WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Certificates;

     WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer to or at the direction of the Depositor, the Notes; and

     WHEREAS,  pursuant  to the terms of the  Servicing  Agreement,  the  Master
Servicer  will  service  the  Home  Loans   directly  or  through  one  or  more
Subservicers.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1. Definitions. For all purposes of this Home Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated June 26, 1998 (the "Indenture"), between Home Loan Trust 1998-HI2, as issuer, and The Chase Manhattan Bank, as indenture trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                                  ARTICLE II

                   SALE OF HOME LOANS AND RELATED PROVISIONS

            Section 2.1. Sale of Home Loans.

            (a) The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, and wherever located: (i) the Home Loans, all interest accruing thereon and all collections in respect thereof received on or after the Cut-off Date (other than the Excluded Interest Portion); (ii) property which secured a Home Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the interest of the Seller in any insurance policies in respect of the Home Loans; and (iv) all proceeds of the foregoing. Such conveyance shall be deemed to be made: with respect to the Cut-off Date Loan Balances, as of the Closing Date, subject to the receipt by the Seller of consideration therefor as provided herein under clause (b) of Section 2.2.

            (b) In connection with such conveyance, the Seller further agrees, at its own expense, on or prior to the Closing Date to indicate in its books and records that the Home Loans have been sold to the Purchaser pursuant to this Agreement and to deliver to the Purchaser true and complete lists of all of the Home Loans specifying for each Home Loan (i) its account number and (ii) its Cut-off Date Loan Balance. Such lists, which form part of the Home Loan Schedule, shall be marked as Exhibit 1 to this Agreement and are hereby incorporated into and made a part of this Agreement.

            (c) In connection with such conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Custodian, on or before the Closing Date, the following documents or instruments with respect to each Home Loan:

                (i) the original Mortgage Note endorsed without recourse to the Grantor Trustee and showing an unbroken chain of endorsement from the originator thereof to the Person endorsing it or, with respect to any Home Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

               (ii) the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the public recording office in which such original Mortgage has been recorded;

              (iii) assignments (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in recordable form to "The Chase Manhattan Bank as trustee" c/o the Seller at an address specified by the Seller;

               (iv) originals of any intervening assignments of the Mortgage, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the public recording office in which such original intervening assignment has been recorded; and

                (v) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to the Home Loan.

            Within the time period for the review of each Loan File set forth in
Section 2.3 of the Custodial Agreement, if a material defect in any Loan File is discovered which may materially and adversely affect the value of the related Home Loan, or the interests of the Grantor Trustee or the Grantor Trust Certificateholder in such Home Loan, including the Seller's failure to deliver any document required to be delivered to the Custodian on behalf of the Grantor Trustee (provided that a Loan File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Seller has submitted such assignment for recording pursuant to the terms of the following paragraph), the Seller shall cure such defect, repurchase the related Home Loan at the Repurchase Price or substitute an Eligible Substitute Loan for the related Home Loan upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Home Loans.

            Within 60 days after the receipt by the Master Servicer of the recording information, the Seller at its own expense shall complete and submit for recording in the appropriate public office for real property records each of the assignments referred to in clause (iii) above. While such assignment to be recorded is being recorded, the Custodian shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Custodian because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such assignment to be recorded in accordance with this paragraph.

            In the event that the Seller delivers to the Custodian on behalf of the Grantor Trustee any Mortgage Note or assignment in blank, the Seller shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the assignment within 45 days after the Closing Date.

            In instances where an original Mortgage or any original intervening assignment of Mortgage was not, in accordance with clause (ii) or (iv) above, delivered by the Seller to the respective Custodian prior to or concurrently with the execution and delivery of this Agreement, the Seller will deliver or cause to be delivered the originals of such documents to such Custodian promptly upon receipt thereof.

            The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, conveyed to it pursuant to this Section 2.1.

            (d) The parties hereto intend that the transactions set forth herein constitute a sale by the Seller to the Purchaser of all the Seller's right, title and interest in, to and under the Home Loans and other property as and to the extent described above. In the event the transactions set forth herein are deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Home Loans and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of Minnesota (which shall have been submitted for filing as of the Closing Date), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser's interests in each Home Loan and the proceeds thereof.

            Section 2.2. Payment of Purchase Price.

            (a) The "Purchase Price" for the Home Loans shall be an amount equal to $406,267,520.99 in immediately available funds plus the Class A Common Shares.

            (b) In consideration of the sale of the Home Loans from the Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause (a); provided, that such payment may be on a net funding basis if agreed by the Seller and the Purchaser.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES;
                              REMEDIES FOR BREACH

     Section 3.1. Seller Representations and Warranties. The Seller represents and warrants to the Purchaser, as of the Closing Date (or if otherwise specified below, as of the date so specified):

      (a)   As to the Seller:

                (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Seller;

               (ii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

              (iii) The Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

               (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound; and

                (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the Securities or B-2 Notes which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

               (vi) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

              (vii) This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in, to and under to the Home Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-off Date Loan Balances with respect to the Home Loans and such funds as are from time to time deposited in the Custodial Account (excluding any investment earnings thereon) as assets of the Grantor Trust and all other property specified in the definition of "Grantor Trust" as being part of the corpus of the Grantor Trust conveyed to the Purchaser by the Seller; and

             (viii) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand or any federal, state, municipal or governmental agency, which default might have consequences  that would  materially  and  adversely  affect the condition
      (financial or other) or operations of the Seller or its properties or might have consequences that would materially adversely affect its performance hereunder.

      (b) As to the Home Loans:

                (i) The information set forth in the Home Loan Schedule for such Home Loans is true and correct in all material respects as of the date or dates respecting which such information is furnished;

               (ii)     [Reserved];

              (iii) The related Mortgage Note and the Mortgage have not been assigned or pledged, the Seller has good and marketable title thereto and the Seller is the sole owner and holder of the Home Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Home Loans to sell and assign the same pursuant to this Agreement;

               (iv) To the best of Seller's knowledge, there is no valid offset, defense or counterclaim of any obligor under any Mortgage;

                (v) To the best of Seller's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

               (vi) To the best of Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

              (vii) To the best of Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be liens prior or equal to, or subordinate with, the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xi);

             (viii) As of the Cut-off Date, no Home Loan was 30 days or more delinquent;

               (ix) For each Home Loan, the related Loan File contains each of the documents and instruments specified to be included therein;

                (x) The related Mortgage Note and the related Mortgage at the time it was made complied in all material respects with applicable local, state and federal laws;

               (xi) A policy of title insurance in the form and amount required by the Program Guide was effective as of the closing of each Home Loan and each such policy is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Home Loan as to which no title insurance policy or binder was issued;

              (xii) None of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

             (xiii) Approximately 19.81% of the Home Loans, by Cut-off Date Loan Balance, are secured by Mortgaged Properties located in California;

              (xiv) 92.90% of the Home Loans, by Cut-Off Date Loan Balance, had a Combined Loan-to-Value Ratio in excess of 100%;

               (xv)     [Reserved];

              (xvi) The Seller has not transferred the Home Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

             (xvii)     [Reserved];

            (xviii) The Seller will submit for filing or cause to be submitted for filing UCC-1 financing statements in accordance with the terms of this Agreement;

              (xix) Each Mortgage is substantially similar one to the other and is an enforceable obligation of the related Mortgagor;

               (xx) To the best of Seller's knowledge, the physical property subject to each Mortgage is free of material damage and is in good repair;

              (xxi) The Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured by a party other than the related Subservicer;

             (xxii)     [Reserved];

            (xxiii)     None of the Home Loans are reverse Home Loans;

             (xxiv) No Home Loan has a remaining term to maturity of less than 22 months. All of the Home Loans are fixed rate and are fully amortizing. As of the Cutoff Date, the Loan Rates on the Home Loans range between 9.49% per annum and 19.87% per annum and the weighted average Loan Rate is approximately 13.88% per annum. The weighted average remaining term to scheduled maturity of the Home Loans as of the Cut-off Date is approximately 215 months;

              (xxv) (A) Each Mortgaged Property with respect to the Home Loans consists of a single parcel of real property with a single family residence erected thereon, manufactured housing or an individual condominium unit. (B) With respect to the Home Loans (i) approximately 2.04% (by Cut-off Date Loan Balance) are secured by real property improved by individual condominium units and (ii) approximately 92.11% (by Cut-off Date Loan Balance) are secured by real property with a single family residence erected thereon;

             (xxvi) Approximately 99.90% of the Home Loans, by Cut-off Date Loan Balance, are secured by second mortgages or deeds of trust and approximately 0.10% of the Home Loans, by Cut-off Date Loan Balance, are secured by first mortgages or deeds of trust;

            (xxvii) If any of the Home Loans are secured by a leasehold interest, with respect to each leasehold interest, the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated; and the remaining term of the lease does not terminate less than five years after the maturity date of such Home Loan.

            (xxviii) Each Subservicer meets all applicable requirements under the Servicing Agreement, is properly qualified to service the Home Loans and has been servicing the Home Loans prior to the Cut-off Date in accordance with the terms of the Program Guide;

             (xxix) For each Home Loan, if required, as of the Cut-off Date, flood insurance has been obtained which meets all applicable requirements of Section 3.04 of the Servicing Agreement. For each Home Loan, hazard insurance has been obtained which meets all applicable requirements of
      Section 3.04 of the Servicing Agreement;

              (xxx) There is no material default, breach, violation or event of acceleration existing under the terms of any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the terms of any Mortgage Note or Mortgage, and no such material default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Home Loan;

             (xxxi) No instrument of release or waiver has been executed in connection with the Home Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Home Loan;

            (xxxii) With respect to each Home Loan that is a second lien, either
      (i) no consent for the Home Loan was required by the holder of the related prior lien or liens or (ii) such consent has been obtained and is contained in the Loan File; and

            (xxxiii) With respect to each Home Loan, either (i) the Home Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the Home Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Home Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

      (c) Upon discovery by Seller or upon notice from the Purchaser, the Grantor Trustee, the Issuer, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty in clause (a) above which materially and adversely affects the interests of the Grantor Trust Certificateholder in any Home Loan, the Seller shall, within 45 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Home Loan or a Related Document, either (A) repurchase such Home Loan from the Grantor Trust at the Repurchase Price, or (B) substitute one or more Eligible Substitute Loans for such Home Loan, in each case in the manner and subject to the conditions and limitations set forth below.

            Upon discovery by the Seller or upon notice from the Purchaser, the Grantor Trustee, the Issuer, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty in clause (b) above with respect to any Home Loan, or upon the occurrence of a Repurchase Event, which materially and adversely affects the interests of the Grantor Trust Certificateholder or of the Purchaser in such Home Loan (notice of which shall be given to the Purchaser and the Grantor Trustee by the Seller, if it discovers the same), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or either
(i) repurchase such Home Loan from the Grantor Trust at the Repurchase Price, or
(ii) substitute one or more Eligible Substitute Loans for such Home Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Home Loan repurchased by the Seller shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.02 of the Servicing Agreement.

            The Seller may only substitute an Eligible Substitute Loan or Loans for a Deleted Loan pursuant to this Section 3.1(b) if the Seller obtains an Opinion of Counsel generally to the effect that the substitution of an Eligible Substitute Loan or Loans for a Deleted Loan will not cause an entity level federal or state income tax to be imposed on the Grantor Trust. The Seller shall also deliver to the Custodian on behalf of the Grantor Trust, with respect to such Eligible Substitute Loan or Loans, the original Mortgage Note and all other documents and agreements as are required by Section 2.1(c), with the Mortgage Note endorsed as required by Section 2.1(c). No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be part of the Grantor Trust and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Payment Date, provided that a payment at least equal to the applicable Monthly Payment has been received by the

Grantor Trust, for such month in respect of the Deleted Loan. For the month of substitution, distributions to the Grantor Trust Certificate Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Loan. The Master Servicer shall amend or cause to be amended the Home Loan Schedule to reflect the removal of such Deleted Loan and the substitution of the Eligible Substitute Loan or Loans and the Master Servicer shall deliver the amended Home Loan Schedule to the Grantor Trustee. Upon such substitution, the Eligible Substitute Loan or Loans shall be subject to the terms of this Agreement and the Servicing Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Loan contained herein set forth in Section 3.1(b) (other than clauses (viii), (xiii), (xiv), (xxv)(B) and
(xxvi)) as of the date of substitution, and the Seller shall be obligated to repurchase or substitute for any Eligible Substitute Loan as to which a
Repurchase Event has occurred as provided herein. In connection with the substitution of one or more Eligible Substitute Loans for one or more Deleted Loans, the Master Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Grantor Trust Certificate Account in the month of substitution). The Seller shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor.

            Upon receipt by the Grantor Trustee on behalf of the Grantor Trust and the Custodian of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Loan (together with the complete related Loan File) and deposit of any applicable Substitution Adjustment Amount as provided above, the Custodian, on behalf of the Grantor Trustee shall release to the Seller the related Loan File for the Home Loan being repurchased or substituted for and the Grantor Trustee on behalf of the Grantor Trust shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee such Home Loan released pursuant hereto and thereafter such Home Loan shall not be an asset of the Grantor Trust.

            It is understood and agreed that the obligation of the Seller to cure any breach, or to repurchase or substitute for, any Home Loan as to which such a breach has occurred and is continuing shall, except to the extent provided in Section 6.1 of this Agreement, constitute the sole remedy respecting such breach available to the Purchaser, the Grantor Trustee on behalf of the Grantor Trust Certificateholder, the Issuer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

            It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the respective Loan Files to the Grantor Trustee, or the Custodian.


                                  ARTICLE IV

                              SELLER'S COVENANTS

            Section 4.1. Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any Home Loan, or any interest therein, the Seller will notify the Grantor Trustee, as assignee of the Purchaser, of the existence of any Lien (other than as provided above) on any Home Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Grantor Trustee on behalf of the Grantor Trust Certificateholder, as assignee of the Purchaser, in, to and under the Home Loans against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this
Section 4.1 shall be deemed to apply to any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings.


                                   ARTICLE V

                                   SERVICING

            Section 5.1. Servicing. The Seller will service the Home Loans pursuant to the terms and conditions of the Servicing Agreement and will service the Home Loans directly or through one or more subservicers in accordance therewith.


                                  ARTICLE VI

                         INDEMNIFICATION BY THE SELLER
                        WITH RESPECT TO THE HOME LOANS

            Section 6.1. Indemnification With Respect to the Home Loans. The Seller shall indemnify and hold harmless the Purchaser from and against any loss, liability or expense arising from the breach by the Seller of its representations and warranties in Section 3.1 of this Agreement which materially and adversely affects the Purchaser's interest in any Home Loan or from the failure by the Seller to perform its obligations under this Agreement in any material respect, provided that the Seller shall have no obligation to indemnify the Purchaser in respect of any loss, liability or expense that arises as a result of the Purchaser's willful malfeasance, bad faith or negligence or as a result of the breach by the Purchaser of its obligations hereunder.

            Section 6.2. Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided herein or in the Servicing Agreement, the Seller shall not be under any liability to the Grantor Trust, the Grantor Trustee, the Owner Trust, the Owner Trustee, the Indenture Trustee or the Securityholders. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.


                                  ARTICLE VII

                                  TERMINATION

            Section 7.1. Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein, upon the termination of the Owner Trust pursuant to the terms of the Owner Trust Agreement.


                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

     Section 8.1. Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

            Section 8.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 8.3. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

            (i)   if to the Seller:

         Residential Funding Corporation
         8400 Normandale Lake Boulevard
         Suite 700
         Minneapolis, Minnesota  55437
         Attention:  Distribution-Asset-Backed Group, Home Loan Trust 1998-HI2

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

            (ii) if to the Purchaser:

      Residential Funding Mortgage Securities II, Inc.
      8400 Normandale Lake Boulevard
      Suite 700
      Minneapolis, Minnesota 55437
      Attention:  Distribution-Asset-Backed Group, Home Loan Trust 1998-HI2

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

            Section 8.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

            Section 8.5. Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

            Section 8.6. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

            Section 8.7. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 8.8. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Home Loans, rather than a loan by the Purchaser to the Seller secured by the Home Loans. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Home Loans. The Purchaser will have the right to review the Home Loans and the Related Documents to determine the characteristics of the Home Loans which will affect the federal income tax consequences of owning the Home Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

            Section 8.9. Successors and Assigns; Assignment of This Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their respective successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Affiliate of the Seller, to any Person succeeding to the business of the Seller, to any Person into which the Seller is merged and to any Person resulting from any merger, conversion or consolidation to which the Seller is a party, provided, however, such assignment shall not result in a downgrade of the Securities or B-2 Notes. The parties hereto acknowledge that the Purchaser is acquiring the Home Loans for the purpose of transferring them to the Grantor Trust in exchange for the Grantor Trust Certificate which will be backed by the Home Loans, and then transferring the Grantor Trust Certificate to the Issuer, which will issue Certificates representing interests in and Notes secured by the Grantor Trust Certificate. As an inducement to the Purchaser to purchase the Home Loans, the Seller acknowledges and consents to (i) the assignment by the Purchaser to the Grantor Trustee of all the Purchaser's rights and remedies against the Seller pursuant to this Agreement, insofar as such rights relate to Home Loans transferred to the Grantor Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Grantor Trustee, (ii) the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by or on behalf of the Grantor Trustee and
(iii) the Grantor Trustee's pledge of its interest in this Agreement to the Issuer and the enforcement by the Indenture Trustee (as pledgee of the Grantor Trust Certificate) or the Issuer (or the Owner Trustee on behalf of the Issuer or the Certificateholders) of any such right or remedy against the Seller. Such enforcement of a right or remedy by the Grantor Trustee, the Indenture Trustee, the Issuer or the Owner Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

     Section 8.10. Survival. The representations and warranties made herein by the Seller and the provisions of Article VI hereof shall survive the purchase of the Home Loans hereunder.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Home Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                          RESIDENTIAL FUNDING MORTGAGE
                               SECURITIES II, INC.
                                  as Purchaser


                                    By:
                                    Name: Diane S. Wold
                                    Title: Vice President



                         RESIDENTIAL FUNDING CORPORATION
                                          as Seller


                                    By:
                                    Name: Randy Van Zee
                                    Title: Director

                                   Exhibit 1

                              HOME LOAN SCHEDULE



                          TO BE PROVIDED UPON REQUEST